UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2025

KALA BIO, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue

Arlington, MA 02476

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 996-5252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 10, 2025, KALA BIO, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that the listing of its common stock was not in compliance with Nasdaq Listing Rule 5550(b)(2) (the “Minimum MVLS Requirement”) for continued listing on The Nasdaq Capital Market, as the market value of the Company’s listed securities was less than $35 million for the previous 30 consecutive business days. As of the date of this Current Report on Form 8-K, the Company does not meet the alternative standards for continued listing on The Nasdaq Capital Market, as it does not have a stockholders’ equity of at least $2.5 million or net income from continued operations of at least $500,000 in the most recently completed fiscal year or for two of the three most recently completed fiscal years.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has been provided a period of 180 calendar days, or until May 11, 2026 (the “Compliance Date”), to regain compliance with the Minimum MVLS Requirement. If, at any time before the Compliance Date, the market value of the Company’s listed securities closes at $35 million or more for a minimum of 10 consecutive business days, the Staff will provide written notification to the Company that it has regained compliance with the Minimum MVLS Requirement.

If the Company does not regain compliance with the Minimum MVLS Requirement by the Compliance Date, the Company will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Listing Qualifications Panel (the “Panel”) pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by the Staff to the Panel, such appeal would be successful.

The Company intends to monitor the market value of its listed securities and may, if appropriate, consider available options to regain compliance with the Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA BIO, INC.

Date: November 12, 2025	By:	/s/ Mary Reumuth
Mary Reumuth
Chief Financial Officer and Corporate Secretary